UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/27/2009

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50931

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12345 W. Alameda Parkway
Lakewood, CO 80228
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

5554 S. Prince St.
Suite 200
Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 22, 2009 the Company entered into a Letter of Intent agreement to acquire portfolio of ten gold exploration and development projects in Nevada (the C3 Nevada Assets) from C3 Resources, Inc. (C3), a private company.

The C3 Nevada Assets encompass more than 1,900 unpatented mining claims covering an estimated 38,000 acres. Eight of the 10 projects are located on or in-between the Carlin and Battle Mountain-Eureka Trends

The C3 Nevada Assets have been valued at $4.75 million, and Aurelio will acquire a 100 percent interest in the property portfolio in exchange for issuing 47,500,000 restricted common shares. The stock to be issued to C3 is valued at $0.10/share, which represents a 63 percent premium over the Company ten-day volume weighted-average share price.

Completion of the transaction is subject to final due diligence and title verification by Aurelio. The parties anticipate completing the transaction by June 15, 2009.

There are no finder fees or commissions payable in regards to this acquisition.

Item 9.01.    Financial Statements and Exhibits

99.1 News release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: May 27, 2009	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Description
EX-99.1	News release dated May 27, 2009